Exhibit 3.149

CERTlFICATE OF FORMATION

of

MARCUS CABLE OPERATING COMPANY, L.L.C.

The undersigned, as an authorized person, is duly excuting and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et. seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Marcus Cable Operating Company, L.L.C. (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and address of its registered agent for service of process are as follows:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 08:45 AM 04/23/1998 981154043 – 2413570

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 23, 1998.

By:	/s/ Richard A. B. Gleiner
Richard A. B. Gleiner
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/23/1998 981154089 – 2413570

CERTIFICATE OF MERGER

OF

MARCUS CABLE OF ALABAMA, INC.

INTO

MARCUS CABLE OPERATING COMPANY, L.L.C.

dated: April 23, 1998

(Under Section 264 of the General Corporation Law of the State of Delaware

and Section 18-209 of the Delaware Limited Liability Company Act)

The undersigned limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “Act”),

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation of Organization
Marcus Cable of Alabama, Inc.	Delaware
Marcus Cable Operating Company, L.L.C.	Delaware

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) of the General Corporation Law of the State of Delaware, 8 Del. C. § 101, et. seq. (the “GCL”), Section 18-209 of the Act and, with respect to Marcus Cable of Alabama, Inc., Section 228 of the GCL.

THIRD: The name of the surviving Delaware limited liability company is Marcus Cable Operating Company, L.L.C.

FOURTH: The merger of Marcus Cable of Alabama, Inc. into Marcus Cable Operating Company, L.L.C. shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving Delaware limited liability company. The address of such place of business of the surviving Delaware limited liability company is 2911 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving Delaware limited liability company, on request and without cost, to any member of Marcus Cable Operating Company, L.L.C. and to any stockholder of Marcus Cable of Alabama, Inc.

    MARCUS CABLE OPERATING COMPANY, L.L.C.

By: Marcus Cable Company, L.P., its sole member By: Marcus Cable Properties, L.P., its general partner By: Marcus Cable Properties, Inc., its general partner

By:	/s/ Richard A. B. Gleiner
Name:	Richard A. B. Gleiner
Title:	Senior Vice President and Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/31/1999 991126246 – 2413570

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

MARCUS CABLE OPERATING COMPANY, L.L.C.

MARCUS CABLE OPERATING COMPANY, L.L.C. a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 25th day of March, 1999.

/s/ Marcy Lifton
Name: Marcy Lifton Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/30/1999 991171396 – 2413570

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION OF

MARCUS CABLE OPERATING COMPANY, L.L.C.

Marcus Cable Operating Company, L.L.C., a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Limited Liability Company is Marcus Cable Operating Company, L.L.C.

2. The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The name of the Limited Liability Company is changed to Charter Cable Operating Company, LLC.

3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 13th day of April, 1999.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/28/2002 020542371 – 2413570

Certificate of Amendment to Certificate of Formation

of

CHARTER CABLE OPERATING COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER CABLE OPERATING COMPANY, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on August 27, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D- CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 06:19 PM 09/26/2006 FILED 06:01 PM 09/26/2006 SRV 060887572 – 2413570 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Charter Cable Operating Company, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Chat TV, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Charter Cable Operating Company, LLC.

FOURTH: The merger is to become effective on September 26, 2006.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, St. Louis, MO 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 25th day of September, A.D., 2006.

By:	/s/ Richard R. Dykhouse
Authorized Person

Name:	Richard R. Dykhouse
Print or Type

Title:	Vice President of Manager